                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: SEPTEMBER 10, 2002
                 Date of Earliest Event Reported: APRIL 1, 2002

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              0-21317                              84-1299995
     (Commission File Number)          (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Item 7 is amended in its entirety and replaced by the following:

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     Consolidated financial statements for Liberty Satellite & Technology, Inc. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 reflecting the acquisition of Ascent Entertainment Group, Inc. and the 89.41% of Liberty Satellite, LLC it did not previously own prepared in a manner similar to a pooling of interests.

(b)  PRO FORMA FINANCIAL INFORMATION

     See Item 7(a) above.

(c)  EXHIBITS

     None.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2002

                                        LIBERTY SATELLITE & TECHNOLOGY, INC.


                                        By: /s/ Kenneth G. Carroll
                                            --------------------------------
                                            Name:  Kenneth G. Carroll
                                            Title: Acting President and
                                                   Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Liberty Satellite & Technology, Inc.:


     We have audited the accompanying consolidated balance sheets of Liberty Satellite & Technology, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings
(loss), stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberty Satellite & Technology, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



                                        KPMG LLP


Denver, Colorado
June 12, 2002

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                           Consolidated Balance Sheets

                           December 31, 2001 and 2000

                                                                            2001             2000
                                                                        -----------       -----------
                                                                             amounts in thousands
ASSETS

Current assets:
   Cash and cash equivalents                                            $    33,913           466,617
   Restricted cash (note 6)                                                  18,360                --
   Trade and other receivables, net                                          34,358            39,596
   Other current assets                                                       3,193             2,464
                                                                        -----------       -----------
      Total current assets                                                   89,824           508,677
                                                                        -----------       -----------

Investments in affiliates accounted for using the
   equity method (note 5)                                                    12,158           280,564

Investments in available-for-sale securities and other cost
   investments, including securities pledged to creditors (note 6)          577,482           553,587

Property and equipment:
   Video systems                                                            410,121           350,422
   Support equipment                                                         25,595            30,393
                                                                        -----------       -----------
                                                                            435,716           380,815
   Accumulated depreciation                                                (118,668)          (55,989)
                                                                        -----------       -----------
                                                                            317,048           324,826
                                                                        -----------       -----------
Intangible assets:
   Goodwill                                                                 224,502           236,471
   Hotel contracts                                                          163,000           163,000
                                                                        -----------       -----------
                                                                            387,502           399,471
   Accumulated amortization                                                (164,396)          (72,440)
                                                                        -----------       -----------
                                                                            223,106           327,031
                                                                        -----------       -----------
Other assets                                                                  5,577             8,086
                                                                        -----------       -----------
      Total assets                                                      $ 1,225,195         2,002,771
                                                                        ===========       ===========

                                                                     (continued)

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                     Consolidated Balance Sheets, continued

                           December 31, 2001 and 2000

                                                                                  2001              2000
                                                                               -----------       -----------
                                                                                   amounts in thousands
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                            $    21,042            41,801
   Accrued compensation                                                              5,492             9,386
   Sales, use and property tax liabilities                                           5,163             5,457
   Other accrued liabilities                                                         8,040            18,162

   Due to parent (note 4)
      Note payable                                                                  18,552                --
      Accrued interest                                                               1,171             1,703
      Other accrued expenses                                                        14,678            39,695
                                                                               -----------       -----------
                                                                                    34,401            41,398
                                                                               -----------       -----------
   Current portion of long-term debt                                                   909               705
   Securities lending agreement (note 6)                                            18,360                --
                                                                               -----------       -----------
        Total current liabilities                                                   93,407           116,909
                                                                               -----------       -----------

Note payable to parent (note 4)                                                     48,411            54,982
Debt (note 8)                                                                      362,264           462,731
Put option liability due to related party (note 4)                                  28,488            31,729
Deferred tax liability                                                              27,169            30,394
                                                                               -----------       -----------
        Total liabilities                                                          559,739           696,745
                                                                               -----------       -----------
Minority interests in equity of consolidated
    subsidiaries (note 9)                                                            9,836            54,790
Redeemable preferred stock (note 10)                                               196,027           189,907

Stockholders' Equity (note 11)
   Preferred stock; authorized 5,000,000 shares; issued 300,000 shares in
      2001 and 2000                                                                     --                --
   Series A common stock, $1 par value; authorized
      100,000,000 shares; issued 6,753,101 in 2001 and 6,546,959 in 2000             6,753             6,547
   Series B common stock, $1 par value; authorized
      70,000,000 shares; issued 34,771,828 in 2001 and 34,773,399 in 2000           34,772            34,773
   Additional paid-in capital                                                    1,980,389         1,985,017
   Accumulated other comprehensive loss                                            (10,650)          (15,600)
   Accumulated deficit                                                          (1,551,346)         (949,083)
                                                                               -----------       -----------
                                                                                   459,918         1,061,654
   Series A common stock held in treasury, at cost
      (2,954 shares)                                                                  (325)             (325)
                                                                               -----------       -----------
        Total stockholders' equity                                                 459,593         1,061,329
                                                                               -----------       -----------
Commitments and contingencies (note 16)

        Total liabilities and stockholders' equity                             $ 1,225,195         2,002,771
                                                                               ===========       ===========

See accompanying notes to consolidated financial statements.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                      Consolidated Statements of Operations

                  Years ended December 31, 2001, 2000, and 1999

                                                                          2001            2000            1999
                                                                       ---------       ---------       ---------
                                                                                  amounts in thousands,
                                                                                except per share amounts
Revenue:
   In-room entertainment services                                      $ 239,409         200,416              --
   Other                                                                  14,978          17,857              --
                                                                       ---------       ---------       ---------
                                                                         254,387         218,273              --
Operating costs and expenses:
   Operating
      In-room entertainment services                                     157,959         130,230              --
      Other                                                                6,378           8,897           4,511
   Selling, general and administrative ("SG&A")(notes 4 and 13)           58,195          27,838             776
   Stock compensation-SG&A (note 12)                                         268          (3,115)          6,873
   Depreciation and amortization                                         172,326         135,312              23
                                                                       ---------       ---------       ---------
                                                                         395,126         299,162          12,183
                                                                       ---------       ---------       ---------
        Operating loss                                                  (140,739)        (80,889)        (12,183)

Other income (expense):
   Interest income                                                        12,967          21,066             146
   Interest expense-parent (note 4)                                       (3,686)         (3,942)             --
   Interest expense-other                                                (43,791)        (30,901)           (140)
   Share of losses of affiliates (note 5)                               (424,247)         (7,251)             --
   Nontemporary declines in fair values of investments (note 6)          (96,438)         (9,860)             --
   Unrealized gains (losses) on financial instruments (note 2)            38,891         (14,426)             --
   Loss on settlement of litigation (note 6)                              (3,700)         (4,764)             --
   Loss on extinguishment of debt (note 8)                               (14,322)             --              --
   Gain (loss) on disposition of assets (note 6)                          (1,025)         (1,408)         13,712
   Gain on sale of GM Hughes Stock (note 6)                                   --          36,643              --
   Loss on GM Hughes Stock share appreciation rights (note 6)                 --         (65,721)             --
   Other, net (note 6)                                                     3,829             966          66,143
                                                                       ---------       ---------       ---------
                                                                        (531,522)        (79,598)         79,861
                                                                       ---------       ---------       ---------
        Earnings (loss) before income taxes and minority interest       (672,261)       (160,487)         67,678

Income tax benefit (expense) (note 14)                                    35,652          28,450            (416)
Minority interest in loss of consolidated subsidiary                      34,346          15,078              --
                                                                       ---------       ---------       ---------
        Net earnings (loss)                                             (602,263)       (116,959)         67,262

Accretion of redeemable preferred stock (note 10)                         (6,120)         (4,634)             --
Dividends on redeemable preferred stock (note 10)                        (30,000)        (23,733)             --
                                                                       ---------       ---------       ---------
        Net earnings (loss) attributable to common stockholders        $(638,383)       (145,326)         67,262
                                                                       =========       =========       =========
Basic and diluted earnings (loss) per common share (note 2)            $  (15.41)          (4.44)           9.67
                                                                       =========       =========       =========

See accompanying notes to consolidated financial statements

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

            Consolidated Statements of Comprehensive Earnings (Loss)

                  Years ended December 31, 2001, 2000 and 1999

                                                                 2001            2000            1999
                                                               ---------       ---------       ---------
                                                                        amounts in thousands
Net earnings (loss)                                            $(602,263)       (116,959)         67,262
Other comprehensive earnings (loss), net of tax:
   Unrealized holding gains (losses) on available for
      sale securities                                             (6,127)        (34,482)         42,583
   Less reclassification adjustment for losses (gains)
      included in net earnings (loss)                              9,000         (23,070)             --
   Unrealized gains (losses) on share appreciation rights
      liability                                                       --           2,000         (42,583)
   Less reclassification adjustment for losses
      included in net earnings (loss)                                 --          40,583              --
   Foreign currency translation adjustments                        2,077            (631)             --
                                                               ---------       ---------       ---------
             Other comprehensive earnings (loss)                   4,950         (15,600)             --
                                                               ---------       ---------       ---------
                  Comprehensive earnings (loss)                $(597,313)       (132,559)         67,262
                                                               =========       =========       =========

See accompanying notes to consolidated financial statements

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

            Consolidated Statements of Stockholders' Equity (Deficit)

                  Years ended December 31, 2001, 2000 and 1999

                                                                       Accumulated                                       Total
                                    Common Stock         Additional       other                                       stockholders'
                                --------------------      paid-in     comprehensive     Accumulated     Treasury         equity
                                Series A    Series B      capital         loss            deficit         stock         (deficit)
                                --------    --------     ----------   -------------     ----------      ----------    -------------
                                                                      amounts in thousands
Balance at January 1, 1999      $  5,929         846        886,246             --       (899,386)             --         (6,365)
 Net earnings                         --          --             --             --         67,262              --         67,262
 Recognition of stock
  compensation related to
  stock options and
  restricted stock awards             --          --            612             --             --              --            612
 Issuance of Series A
  common stock related to
  restricted stock awards             16          --            (16)            --             --              --             --
 Tax benefit related to
  stock options and
  restricted stock awards             --          --           (234)            --             --              --           (234)
 Issuance of Series A
  common stock upon
  conversion of convertible
  securities of
  Tele-Communications, Inc.          345          --          3,107             --             --              --          3,452
                                --------    --------     ----------     ----------     ----------         -------      ---------
Balance at December 31, 1999    $  6,290         846        889,715             --       (832,124)             --         64,727
 Net loss                             --          --             --             --       (116,959)             --       (116,959)
 Other comprehensive loss             --          --             --        (15,600)            --              --        (15,600)
 Acquisition of Liberty
  Satellite, LLC (note 1)             --      25,298        496,615             --             --              --        521,913
 Acquisition of Ascent
  Entertainment Group,
  Inc. (note 1)                       --       8,702        445,035             --             --              --        453,737
 Cash contributions from
  parent                              --          --         51,412             --             --              --         51,412
 Reversal of deferred
  tax asset valuation
  allowance resulting
  from the transactions
  with Liberty Media in
  2000 (note 1)                       --          --        114,628             --             --              --        114,628
 Accretion and dividends
  on redeemable preferred
  stock                               --          --        (28,367)            --             --              --        (28,367)
 Issuance of Series A
  common stock for preferred
  stock dividends                    166          --         16,067             --             --              --         16,233
 Recognition of stock
  compensation related to
  stock options and
  restricted stock awards             --          --             22             --             --              --             22
 Issuance of Series A
  common stock upon exercise
  of stock options                     7          --            490             --             --              --            497
 Issuance of common stock
  related to restricted
  stock awards                        11          --            (11)            --             --              --             --
 Series B common stock
  exchanged for Series A
  common stock                        73         (73)            --             --             --              --             --
 Purchase of treasury stock           --          --             --             --             --            (325)          (325)
 Dividend to related
  party (note 4)                      --          --           (652)            --             --              --           (652)
 Gain in connection with
  issuance of stock by
  subsidiary, net of taxes            --          --             63             --             --              --             63
                                --------    --------     ----------     ----------     ----------         -------      ---------
Balance at December 31, 2000    $  6,547      34,773      1,985,017        (15,600)      (949,083)           (325)     1,061,329
                                ========    ========     ==========     ==========     ==========         =======      =========

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

      Consolidated Statements of Stockholders' Equity (Deficit), continued

                  Years ended December 31, 2001, 2000 and 1999


                                                                       Accumulated                                       Total
                                    Common Stock         Additional       other                                       stockholders'
                                --------------------      paid-in     comprehensive     Accumulated     Treasury         equity
                                Series A    Series B      capital         loss            deficit         stock         (deficit)
                                --------    --------     ----------   -------------     ----------      ----------    -------------
                                                                      amounts in thousands
Balance at December 31, 2000    $  6,547      34,773      1,985,017        (15,600)      (949,083)          (325)     1,061,329
 Net loss                             --          --             --             --       (602,263)            --       (602,263)
 Other comprehensive income           --          --             --          4,950             --             --          4,950
 Cash contributions from
  parent                              --          --         21,970             --             --             --         21,970
 Gain in connection with
  issuance of stock by a
  subsidiary, net of taxes            --          --          2,061             --             --             --          2,061
 Accretion and dividends
  on redeemable preferred
  stock                               --          --        (36,120)            --             --             --        (36,120)
 Issuance of Series A
  common stock for preferred
  stock dividends                    205          --          7,295             --             --             --          7,500
 Recognition of stock
  compensation related to
  restricted stock awards,
  net of taxes                        --          --            166             --             --             --            166
 Series B common stock
  exchanged for Series A
  common stock                         1          (1)            --             --             --             --             --
                                --------    --------     ----------     ----------     ----------     ----------     ----------
Balance at December 31, 2001    $  6,753      34,772      1,980,389        (10,650)    (1,551,346)          (325)       459,593
                                ========    ========     ==========     ==========     ==========     ==========     ==========

See accompanying notes to consolidated financial statements.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 2001, 2000 and 1999

                                                                            2001             2000            1999
                                                                          ---------       ---------       ---------
                                                                                     amounts in thousands
                                                                                         (see note 3)
Cash flows from operating activities:
   Net earnings (loss)                                                    $(602,263)       (116,959)         67,262
   Adjustments to reconcile net earnings (loss) to net cash
      provided by (used in) operating activities:
        Stock compensation and restricted stock awards                          268          (3,115)          6,873
        Payments for stock compensation                                          --          (2,404)           (707)
        Depreciation and amortization                                       172,326         135,312              23
        Non-cash interest expense                                            22,275          14,921              --
        Share of losses of affiliates                                       424,247           7,251              --
        Nontemporary declines in fair values of investments                  96,438           9,860              --
        Unrealized losses (gains) on financial instruments                  (38,891)         14,426              --
        Loss on settlement of litigation                                      3,700           3,764              --
        Loss on extinguishment of debt                                       14,322              --              --
        Gain on sale of GM Hughes Stock                                          --         (36,643)             --
        Loss on GM Hughes share appreciation rights                              --          65,721              --
        Loss (gain) on disposition of assets                                  1,025           1,408         (13,712)
        Deferred income tax benefit                                         (17,486)        (67,384)           (234)
        Minority interest in loss of consolidated subsidiary                (34,346)        (15,078)             --
        Receipt of GM Hughes Stock recorded as other income                      --              --         (66,143)
        Other non-cash charges                                                   22             235              15
        Changes in operating assets and liabilities, net of the
           effect of acquisitions and dispositions:
              Change in receivables and prepaid expenses                      5,503           2,507            (113)
              Change in accruals and payables                               (58,751)         25,646             957
                                                                          ---------       ---------       ---------
                Net cash provided by (used in) operating activities         (11,611)         39,468          (5,779)
                                                                          ---------       ---------       ---------

Cash flows from investing activities:
   Capital expended for equipment                                           (88,080)        (86,483)           (298)
   Investments in and advance to affiliates                                (230,863)       (200,546)         (2,000)
   Proceeds received upon disposition of assets                              31,995         267,661           2,500
   Acquisition of minority interest of subsidiary                           (17,455)             --              --
   Net proceeds from sale of GM Hughes Stock                                     --          74,242              --
   Payment of GM Hughes share appreciation rights                                --         (65,721)             --
   Proceeds received in Liberty 2000 Transactions                                --         249,620              --
   Cash acquired in Ascent acquisition                                           --          49,317              --
   Other investing activities                                                (2,857)           (700)             --
                                                                          ---------       ---------       ---------
                Net cash provided by (used in) investing activities        (307,260)        287,390             202
                                                                          ---------       ---------       ---------

Cash flows from financing activities:
   Borrowings of debt                                                       150,000         324,236              --
   Repayments of debt                                                      (290,463)       (238,512)             --
   Contributions from minority owner of subsidiary                            8,608              --              --
   Cash contributions from parent                                            21,970          51,412              --
   Advances from parent                                                      18,552              --              --
   Payment of preferred stock dividends                                     (22,500)             --              --
   Proceeds from exercise of stock options                                       --             497              --
   Purchase of treasury stock                                                    --            (325)             --
   Payment of deferred financing costs                                           --             (22)           (250)
   Increase in due to Phoenixstar                                                --              --           4,848
   Proceeds from issuance of common stock                                        --              --           3,452
                                                                          ---------       ---------       ---------
                Net cash provided by (used in) financing activities        (113,833)        137,286           8,050
                                                                          ---------       ---------       ---------

                Net increase (decrease) in cash and cash equivalents       (432,704)        464,144           2,473
                Cash and cash equivalents - beginning of year               466,617           2,473              --
                                                                          ---------       ---------       ---------
                Cash and cash equivalents - end of year                   $  33,913         466,617           2,473
                                                                          =========       =========       =========

See accompanying notes to consolidated financial statements.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

(1)  BASIS OF PRESENTATION

     GENERAL. Liberty Satellite & Technology, Inc. ("LSAT", and together with its consolidated subsidiaries, the "Company") has been a consolidated subsidiary of Liberty Media Corporation ("Liberty Media") since March 16, 2000, when LSAT issued preferred stock to Liberty Media in exchange for certain assets. On March 28, 2000, Liberty Media acquired voting control of Ascent Entertainment Group, Inc. ("Ascent"), and on June 8, 2000, Liberty Media completed its acquisition of Ascent pursuant to which Ascent became an indirect wholly-owned subsidiary of Liberty Media. Ascent's primary operating subsidiary is On Command Corporation ("On Command"), which provides in-room, on-demand video entertainment and informational services to hotels, motels and resorts. At December 31, 2001, Liberty Media, primarily through its ownership interest in Ascent, controlled approximately 63% of the outstanding On Command common stock ("On Command Common Stock"). On April 1, 2002, LSAT issued 34,000,000 shares of its Series B common stock ("Series B Common Stock") to Liberty Media in exchange for the 89.41% interest in Liberty Satellite, LLC ("LSAT LLC") not already owned by LSAT, and 100% of the capital stock of Ascent (the "LSAT LLC and Ascent Transaction"). The foregoing transactions are described in greater detail below.

     As a result of the consummation of the LSAT LLC and Ascent Transaction, the Company became the owner of 100% of the equity interests of Ascent and LSAT LLC. Due to the fact that LSAT, LSAT LLC and Ascent are all under the common control of Liberty Media, the LSAT LLC and Ascent Transaction has been accounted for in a manner similar to a pooling-of-interests. As such, the Company's financial statements have been restated to include LSAT LLC and Ascent as wholly-owned subsidiaries of LSAT, effective with the respective March 2000 dates that Liberty Media acquired control of such entities.

     Separate results of operations for LSAT, LSAT LLC and Ascent for the periods prior to the LSAT LLC and Ascent Transaction are as follows:

                                         December 31,
                                   --------------------------
                                     2001            2000
                                   ---------       ---------
                                     amounts in thousands
          REVENUE
          LSAT                     $     420             445
          LSAT LLC                        --              --
          Ascent                     253,967         217,828
                                   ---------       ---------
          Combined                 $ 254,387         218,273
                                   =========       =========

          NET EARNINGS (LOSS)
          LSAT                     $ (58,261)        (49,200)
          LSAT LLC                  (419,320)            599
          Ascent (1)                (124,682)        (68,358)
                                   ---------       ---------
          Combined                 $(602,263)       (116,959)
                                   =========       =========

          --------------------
          (1) Includes Liberty Media purchase accounting adjustments that have not been "pushed down" to Ascent's historical financial statements.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     In addition to the Company's interests in On Command and various investments, the Company is currently pursuing strategic opportunities worldwide in the distribution of Internet and other content via satellite and related businesses

     CONTRIBUTION OF SPRINT PCS STOCK AND FORMATION OF LSAT LLC. On March 16, 2000, the Company completed two transactions with Liberty Media. Pursuant to the terms of the first transaction, the Company acquired a beneficial interest in 5,084,745 shares of Sprint Corporation PCS Group common stock ("Sprint PCS Stock") with an aggregate market value on the closing date of $300,000,000 in exchange for 150,000 shares of LSAT Series A Preferred Stock with a liquidation value of $150,000,000 and 150,000 shares of LSAT Series B Preferred Stock ("Series B Preferred Stock") with a liquidation value of $150,000,000. The shares of Series B Preferred Stock have super voting rights, which gave Liberty Media voting control over the Company. Accordingly, since March 16, 2000, the Company has been a consolidated subsidiary of Liberty Media.

     Pursuant to the terms of the second transaction with Liberty Media, the Company (through its wholly-owned subsidiaries) became the managing member of two newly formed limited liability companies, LSAT LLC and LSAT Astro LLC ("LSAT Astro," and together with LSAT LLC, the "LSAT Joint Ventures"). The Company contributed (i) its beneficial interest in 4,221,921 shares of General Motors Corporation Class H common stock ("GM Hughes Stock"), subject to the LSAT GMH SAR described in note 6, and (ii) other assets to LSAT LLC in exchange for a 10.59% ownership interest in LSAT LLC. Liberty Media contributed cash and its interests in various satellite related assets, including an 86.01% ownership interest in LSAT Astro, to LSAT LLC in exchange for the remaining 89.41% ownership interest in LSAT LLC. As the Company is a consolidated subsidiary of Liberty Media, all of the assets contributed by the Company and Liberty Media to the LSAT Joint Ventures were recorded at their net book values at the date of contribution.

     LIBERTY MEDIA'S ACQUISITION OF ASCENT. On March 28, 2000, Liberty Media completed its cash tender offer for the outstanding common stock of Ascent at a price of $15.25 per share. Approximately, 85% of the outstanding common shares of Ascent were tendered in the offer, and Liberty Media paid approximately $385,000,000. On June 8, 2000, Liberty Media completed its acquisition of 100% of Ascent for an additional $67,000,000. The total purchase price for the acquisition was $452,000,000. Liberty Media accounted for such transaction using the purchase method of accounting. The following pro forma information for the year ended December 31, 2000 was prepared assuming Liberty Media's acquisition of Ascent had occurred on January 1, 2000. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the acquisition of Ascent had occurred on January 1, 2000 (amounts in thousands, except per share amount):

          Revenue                                         $ 288,309
          Net loss                                        $(152,597)
          Pro forma basic and diluted loss per share      $   (4.39)

     LSAT LLC AND ASCENT TRANSACTION. On August 16, 2001, the Company entered into two separate purchase agreements with Liberty Media and certain of its subsidiaries and affiliates. Both agreements were amended in November 2001 and January 2002. One agreement provided for the Company's acquisition of certain subsidiaries of Liberty Media that hold an aggregate 89.41% ownership interest in LSAT LLC in exchange for 25,298,379 shares of Series B Common Stock. The second purchase agreement provided for the Company's acquisition of 100% of the capital stock of Ascent from a subsidiary of Liberty Media in exchange for 8,701,621 shares of Series B Common Stock. The foregoing transactions closed on April 1, 2002. As a result of the consummation of the LSAT LLC and Ascent Transaction, Liberty Media's common stock ownership in the Company increased to 84.1% and its voting power in the Company increased to 97.6%. As noted above, the LSAT LLC and Ascent Transaction has been accounted for in a manner similar to a pooling-of-interests.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     REVERSE STOCK SPLIT. On April 1, 2002, the Company effected 1 for 10 reverse stock splits of its Series A common stock ("Series A Common Stock") and Series B Common Stock. All share and per share amounts included in these consolidated financial statements have been adjusted to give retroactive effect to such reverse stock splits.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of LSAT and its majority-owned or controlled subsidiaries. All significant inter-company transactions have been eliminated.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

     RECEIVABLES

     Receivables are reflected net of an allowance for doubtful accounts of $1,640,000 and $1,366,000 at December 31, 2001 and 2000, respectively.

     INVESTMENTS

     All marketable equity securities held by the Company are classified as available-for-sale and are carried at estimated fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried net of taxes as a component of accumulated other comprehensive earnings in stockholders' equity. Realized gains and losses are determined on a specific-identification basis. Other investments in which the ownership interest is less than 20% and are not considered marketable securities are carried at the lower of cost or net realizable value.

     For those investments in affiliates in which the Company's voting interest is 20% to 50%, the equity method of accounting is generally used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur rather than as dividends or other distributions are received, limited to the extent of the Company's investment in, advances to and commitments for the investee. The Company's share of net earnings or losses of affiliates includes the amortization of the difference between the Company's investment and its share of the net assets of the investee. Recognition of gains on sales of properties to affiliates accounted for under the equity method is deferred in proportion to the Company's ownership interest in such affiliates.

     Changes in the Company's proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional securities by such subsidiary or equity investee, are recognized as increases to or reductions of additional paid-in capital in the consolidated statements of stockholders' equity.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary or "nontemporary". The Company considers a number of factors in its determination including (i) the financial condition, operating performance and near term prospects of the investee; (ii) the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; (iii) the length of time that the fair value of the investment is below the Company's carrying value and (iv) the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in estimated fair value is deemed to be nontemporary, the cost basis of the security is written down to estimated fair value. In situations where the fair value of an asset is not evident due to a lack of public market price or other factors, management uses its best estimates and assumptions to arrive at the estimated fair value of such an asset. Writedowns for cost investments are included in the consolidated statements of operations as nontemporary declines in fair values of investments. Writedowns for equity method investments are included in share of losses of affiliates. The Company's assessment of the foregoing factors involves a high degree of judgment and includes significant estimates and assumptions.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, LSAT adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive earnings and are recognized in the statement of operations when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. Derivative gains and losses included in other comprehensive earnings are reclassified into earnings at the time the sale of the hedged item or transaction is recognized. The adoption of Statement 133 had no impact on LSAT's financial statements as of January 1, 2001.

     The Company has entered into equity collars and put spread collars with respect to certain securities held by the Company. The Company uses equity collars and put spread collars to manage fair value risk associated with certain investments. The Company's equity collars are accounted for as fair value hedges under Statement 133. The Company's put spread collars have not been designated as hedges under Statement 133.

     Derivative instruments are generally not used for speculative purposes. The derivative instruments may involve elements of credit and market risk in excess of amounts recognized in the financial statements. The Company monitors its positions and the credit quality of counter-parties, consisting primarily of major financial institutions and does not anticipate nonperformance by any counter-party.

     For derivatives designated either as fair value or cash flow hedges, changes in the time value of the derivatives are excluded from the assessment of hedge effectiveness and are recognized in earnings. The Company currently does not have any cash flow hedges. Hedge ineffectiveness, determined in accordance with Statement 133, had no impact on earnings for the year ended December 31, 2001. No fair value hedges were derecognized or discontinued during the year ended December 31, 2001.

     For the year ended December 31, 2001, unrealized gains on financial instruments include a $9,748,000 gain related to the Company's put spread collar, a $25,902,000 gain related to changes in the time value of the Company's equity collars and a $3,241,000 gain related to a put option liability.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation. Video systems in service consist of equipment, related costs of manufacturing and costs of installation at hotel locations. Depreciation is calculated on a straight-line basis using contract terms for video systems, and the shorter of capital lease terms or estimated useful lives for all remaining depreciable assets. The contract terms used to depreciate video systems generally range from five to seven years. Support equipment, vehicles and leasehold improvements generally are depreciated over five-year lives. Repairs and maintenance costs that do not significantly extend the life of the asset are charged to operations. Gains and losses are recognized upon the retirement or disposal of assets.

     INTANGIBLE ASSETS

     Goodwill represents the difference between the cost of acquired companies and the fair value of the acquired companies' identifiable net assets. Goodwill generally is amortized on a straight-line basis over estimated useful lives ranging from 5 to 20 years. Hotel contracts represent the amount assigned to On Command's contractual relationships with its hotel customers. This intangible asset is being amortized over three years, the estimated weighted average remaining life of such contractual relationships at the March 28, 2000 date that Liberty Media acquired control of Ascent.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company periodically reviews the carrying amounts of property and equipment and its goodwill to determine whether current events and circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such asset exceeds its estimated fair value. The Company generally measures estimated fair value by considering sales prices for similar assets or by discounting estimated future cash flows. Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

     INTERNALLY DEVELOPED SOFTWARE

     The Company capitalizes certain internally developed software costs in accordance with SOP 98-1 "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE". Internally developed software that is integral to the Company's video systems is classified within video systems in the accompanying consolidated balance sheet. All other internally developed software is included in other assets. Amortization or depreciation commences when the software is ready for its intended use. Software is generally amortized or depreciated over five years. Capitalized costs primarily include internal salaries and wages of individuals dedicated to the development of internal use software. The Company capitalized software development costs of $4,218,000, $4,088,000 and $5,700,000 during the years ended December 31, 2001, 2000 and 1999, respectively.

     FOREIGN CURRENCY TRANSLATION

     All balance sheet accounts of foreign subsidiaries are translated at the current exchange rate as of the end of the accounting period. Results of operations are translated at average currency exchange rates. The resulting translation adjustment is recorded as a separate component of accumulated other comprehensive earnings in stockholders' equity.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in the combined statements of operations as unrealized (based on the applicable period end translation) or realized upon settlement of the transactions. Such realized and unrealized gains and losses were not material to the accompanying consolidated financial statements.

     REVENUE RECOGNITION

     The Company recognizes pay-per-view revenue at the time of viewing, net of estimated denials. Revenue from other guest room services is recognized in the period that services are delivered. Revenue from the sale of video systems is recognized when the equipment is shipped and there are no future obligations. Prewire revenue is recognized upon completion.

     STOCK BASED COMPENSATION

     The Company accounts for stock-based employee compensation using the intrinsic value method pursuant to Accounting Principles Board Opinion No.
     25. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION."

     INCOME TAXES

     The Company accounts for its income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     EARNINGS (LOSS) PER COMMON SHARE

     The Company computes earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("Statement 128"). Statement 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss attributable to common shareholders divided by the weighted average outstanding common shares for the period. Net earnings (loss) is reduced (increased) by preferred stock dividends and accretion to arrive at income
     (loss) attributable to common shareholders. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, etc.) as if they had been converted at the beginning of the periods presented, or at original issuance date, if later. Potential dilutive common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS.

     The earnings (loss) per common share for the years ended December 31, 2001, 2000 and 1999 is based on 41,430,500, 32,703,300 and 6,958,700 weighted average shares outstanding during the respective periods. Potential common shares were not included in the computation of diluted EPS because their inclusion would be anti-dilutive. At December 31, 2001, 2000, and 1999, the number of potential common shares was approximately 2,159,200, 2,201,800, and 533,800, respectively. Such potential common shares consist of stock options to acquire shares of the Company's Series A Common Stock and securities that were convertible into 1,696,717 shares of the Company's Series B Common Stock at each of December 31, 2001 and 2000. The foregoing potential common share amounts do not take into account the assumed number of shares that would be repurchased by the Company upon the exercise of stock options.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board (the "FASB") issued Statement No. 141, BUSINESS COMBINATIONS ("Statement 141"), and Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("Statement 142"). Statement 141 requires that the purchase method of accounting be used for all business combinations. Statement 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS Statement No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS.

     The Company adopted the provisions of Statement 141 effective July 1, 2001, and is required to adopt Statement 142 effective January 1, 2002.

     Statement 141 requires upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in prior purchase business combinations, and make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

     In connection with Statement 142's transitional goodwill impairment evaluation, Statement 142 will require the Company to perform an assessment of whether there is an indication that goodwill and equity-method goodwill is impaired as of the date of adoption. To accomplish this, the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's statement of earnings.

     As of the date of adoption, the Company will have unamortized goodwill in the amount of $155,189,000 and unamortized identifiable intangible assets in the amount of $67,917,000, all of which will be subject to the transition provisions of Statements 141 and 142. Amortization expense related to goodwill was $37,623,000 and $31,690,000 for the years ended December 31, 2001 and 2000, respectively. The Company currently estimates that upon adoption of Statement 142, it will be required to recognize an approximate $90,000,000 transitional impairment loss as the cumulative effect of a change in accounting principle.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supercedes prior statements that address the disposal of a segment of a business, and eliminates the exception to consolidation for subsidiaries for which control is likely to be temporary. This statement retains the prior statement's fundamental provisions for the recognition and measurement of impairment of long-lived assets to be held and used, as well as the measurement of long-lived assets to be disposed of by sale. The statement is effective for fiscal years beginning after December 15, 2001. The Company does not believe that adoption of this statement will have a significant impact on its financial position, results of operations or cash flow.

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities, as well as the reported amounts of revenue and expenses. Significant estimates include the allowance for doubtful accounts receivable, inventory reserve and the estimated useful lives of video systems, property and equipment and intangible assets, including goodwill and the amounts in certain accrued liabilities. Actual results may differ from these estimates.

(3)  SUPPLEMENTAL DISCLOSURES TO STATEMENTS OF CASH FLOWS

     Cash paid for interest was $25,733,000, $15,659,000 and $0 during the years ended December 31, 2001, 2000, and 1999 respectively. Cash paid for income taxes was $5,845,000 in 2001 and was not material during the years ended December 31, 2000 and 1999.

     2001
          Recorded value of preferred stock acquired                  $  20,000
          Conversion of note receivable                                  (5,000)
                                                                      ---------
          Cash paid for preferred stock                               $  15,000
                                                                      =========

     2000
          Acquisition of Ascent:
               Fair value of assets acquired                          $(933,894)
               Net liabilities assumed                                  459,543
               Minority interest in consolidated subsidiaries            69,931
               Issuance of Series B Common Stock                        453,737
                                                                      ---------
                     Cash acquired                                    $  49,317
                                                                      =========

          Cash received in transactions with Liberty Media:
               Value of investments received                          $(632,293)
               Debt issued                                               60,000
               Deferred tax liability assumed                           114,628
               Redeemable preferred stock issued                        185,372
               Issuance of Series B Common Stock                        521,913
                                                                      ---------
                                                                      $ 249,620
                                                                      =========
          Issuance of On Command Series A Preferred Stock in
               exchange for note receivable from related party        $  21,080
                                                                      =========

     1999
          Issuance of note payable in connection with investment      $   3,044
                                                                      =========
          Increase in value of GM Hughes Stock and corresponding
               LSAT GMH SAR liability (note 6)                        $  68,959
                                                                      =========
          Capital lease obligations                                   $   5,760
                                                                      =========

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


(4)  TRANSACTIONS WITH LIBERTY MEDIA AND OTHER RELATED PARTIES

     TRANSACTIONS WITH LIBERTY MEDIA

     On March 16, 2000, the Company received a 13.99% ownership interest in LSAT Astro in exchange for a $60,000,000 note payable to Liberty Media. The note bears interest at the 3 month LIBOR plus 2% (5.4% at December 31, 2001). Interest payments are due semi-annually on the first day of March and September. The note, which allows for prepayments, matures on March 16, 2003 at which time all unpaid principal and interest is due. At December 31, 2001, the unpaid principal on the note was $48,411,000 and the accrued interest on the note was $886,000.

     REGISTRATION RIGHTS AGREEMENT. The Company and Liberty Media are parties to a registration rights agreement, dated as of March 16, 2000, whereby Liberty Media and its affiliates have at any time, the right to request that the Company register under the Securities Act of 1933 ("the "Securities Act"), as amended, any and all of the shares of the Company's common stock or shares of the Company's capital stock that are convertible into shares of the Company's common stock, owned by them, subject to the terms and conditions thereunder. Liberty Media and its affiliates also have certain "piggy-back" registration rights, whereby anytime the Company proposes to register shares of the Company's capital stock under the Securities Act, Liberty Media and its affiliates have the right to include their shares of the Company's capital stock in such registration. In general, the Company will bear the expenses incurred in connection with the registration and distribution of shares of the Company common stock owned by Liberty Media and its affiliates. The Company and Liberty Media entered into an amendment to this registration rights agreement to include thereunder the shares of the Company's Series B Common Stock that Liberty Media and its affiliates acquired as a result of the consummation of the LSAT LLC and Ascent Transactions.

     TAX LIABILITY ALLOCATION AND INDEMNIFICATION AGREEMENT. In connection with the LSAT LLC and Ascent Transactions, the Company and Liberty Media entered into a tax liability allocation and indemnification agreement whereby the Company will be obligated to make a cash payment to Liberty Media in each year that the Company (taken together with any of its subsidiaries) has taxable income. The amount of the payment will be equal to the amount of the taxable income of the Company and its subsidiaries (determined as if the Company and its subsidiaries filed a separate return) multiplied by the highest applicable corporate tax rate. In the event that (1) the Company and its subsidiaries, when treated as a separate group, has a net operating loss or deduction or is entitled to a tax credit for a particular year; and
     (2) Liberty Media is able to use such loss, deduction or credit to reduce its tax liability, the Company will be entitled to a credit against current and future payments to Liberty Media under the agreement. If the Company disaffiliates itself with Liberty Media and the members of Liberty Media's affiliated group prior to the time that the Company is able to use such credit, the Company will be entitled to a payment from Liberty Media at the earlier of the time that (1) the Company and its subsidiaries show they could have used the net operating loss or net tax credit to reduce their own separately computed tax liability or (2) the voting power of the stock of the Company held by Liberty Media and the members of its affiliated group drops below 20%.

     In addition, under the proposed tax liability allocation and indemnification agreement, the Company will have the opportunity to participate in the defense of claims of the Internal Revenue Service that might affect its liability under the agreement, and to participate in tax refunds paid to Liberty Media where such refunds are due in part to the Company's operations.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     EXPENSE ALLOCATIONS AND REIMBURSEMENTS. Liberty Media allocates rent, salaries, benefits and certain other general and administrative expenses to the Company. In addition, the Company reimburses Liberty Media for certain expenses paid by Liberty Media on behalf of the Company. Although there is no written agreement with Liberty Media for these allocations and reimbursements, the Company believes the allocated and reimbursed amounts to be reasonable. The aggregate allocations and reimbursements from Liberty Media were $695,000 and $470,000 during the years ended December 31, 2001 and 2000, respectively. Amounts owed to Liberty Media pursuant to these arrangements ($53,000 at December 31, 2001) are non-interest bearing and are generally paid on a monthly basis.

     SKY LATIN AMERICA LOANS. During the year ended December 31, 2001, Liberty Media loaned $18,552,000 to LSAT LLC. LSAT LLC used the proceeds from these loans to fund capital calls from its various 10% investees that operate satellite television systems in Latin America ("Sky Latin America"). The loans bear interest at 8% and are due and payable on demand. Accrued interest on these loans aggregated $285,000 at December 31, 2001. Concurrently, with the closing of the LSAT LLC and Ascent Transaction, Liberty Media contributed to the Company, as part of that transaction and for no additional consideration, promissory notes issued by subsidiaries of Liberty Media, with an aggregate principal balance of $18,552,000.

     PUT OPTION LIABILITY. Effective September 29, 2000, LSAT LLC acquired a 1% managing common interest in a joint venture ("IB2 LLC") from a subsidiary of Liberty Digital, Inc. ("Liberty Digital") for $652,000. Liberty Digital, a consolidated subsidiary of Liberty Media, retained a preferred interest (the "Preferred Interest") in IB2 LLC, which owns approximately 360,000 shares of iBEAM Broadcasting Corp. ("iBEAM") common stock ("iBEAM Stock"). The Preferred Interest had an initial liquidation value of $64,574,000 and is entitled to a return of 9%, compounded annually. As part of the transaction, LSAT LLC granted Liberty Digital the right to put the Preferred Interest to LSAT LLC for a purchase price equal to $26,000,000 (the value of iBEAM Stock on September 29, 2000) plus a 9% return, compounded annually (the "Put Option"). LSAT LLC has the right to call Liberty Digital's Preferred Interest at a price equal to the initial liquidation value plus a return of 9%, compounded annually. Both the Put Option and call option are exercisable on September 29, 2008. Under certain limited circumstances LSAT LLC can force Liberty Digital to exercise the Put Option prior to September 29, 2008.

     Due to the related party nature of the transaction, the fair value of the Put Option on the iBEAM Closing Date has been reflected as a reduction of redeemable preferred stock in the accompanying consolidated financial statements. Similarly, the cash paid for LSAT LLC's interest in IB2 LLC has been reflected as a direct charge to additional paid-in capital.

     Changes in the fair market value of the Put Option subsequent to September 29, 2000 have been recognized as unrealized gains (losses) on financial instruments in the Company's consolidated statements of operations. During the years ended December 31, 2001 and 2000, the Company recorded unrealized gains (losses) of $3,241,000 and ($19,423,000), respectively, related to the Put Option.

     During the fourth quarter of 2001, iBEAM filed for bankruptcy under Chapter 11 of the Bankruptcy Code. As a result of such bankruptcy filing, the Company adjusted the carrying amount of the Put Option liability to $28,488,000. Such amount represents the Put Option purchase price to LSAT LLC plus an accrued return to Liberty Digital of 9%, compounded annually. The Company anticipates that future losses with respect to the Put Option will be limited to Liberty Digital's 9% return on the Put Option liability.

     TRANSACTIONS WITH OTHER RELATED PARTIES

     PHOENIXSTAR MANAGEMENT AGREEMENTS. Effective February 1, 2000, the Company entered into a management agreement with Phoenixstar, Inc. (formerly known as PRIMESTAR, Inc.) ("Phoenixstar") pursuant to which the company is managing Phoenixstar's affairs in exchange for

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     a monthly management fee. Prior to 1999, the Company beneficially owned 37% of Phoenixstar's outstanding shares. In 1999, the Company agreed to forego any liquidating distribution or other payment that may be made in respect of the outstanding shares of Phoenixstar upon any dissolution and winding-up of Phoenixstar, or otherwise in respect of Phoenixstar's equity, and to transfer its shares in Phoenixstar to the other Phoenixstar stockholders. Management fees from Phoenixstar aggregated $420,000 and $445,000 in 2001 and 2000, respectively. In addition, the Company allocates certain general and administrative expenses, such as office rent and computer support to Phoenixstar. Under the current management agreement, expense allocations have been limited to $5,000 per month since February 2001. Such allocations aggregated $54,000 and $169,000 during 2001 and 2000, respectively, and are reflected as a reduction of general and administrative expenses in the accompanying consolidated statement of operations.

(5)  INVESTMENTS IN AFFILIATES ACCOUNTED FOR USING THE EQUITY METHOD

     The following table reflects the carrying amounts of investments accounted for using the equity method:

                                                         December 31,
                                                    ----------------------
                                                      2001          2000
                                                    --------      --------
                                                     amounts in thousands
     ASTROLINK International LLC ("Astrolink")      $     --       268,712
     Aerocast.com, Inc. ("Aerocast")                  12,158        11,852
                                                    --------      --------
                                                    $ 12,158       280,564
                                                    ========      ========

     The following table reflects the share of losses of affiliates (including nontemporary declines in fair values of investments):

                             Years Ended December 31,
                    -----------------------------------------
                      2001             2000           1999
                    ---------       ---------       ---------
                               amounts in thousands
     Astrolink      $(417,202)         (6,498)             --
     Aerocast          (7,045)           (753)             --
                    ---------       ---------       ---------
                    $(424,247)         (7,251)             --
                    =========       =========       =========

     ASTROLINK

     The Company owns a direct 13.99% interest in LSAT Astro and an indirect (through LSAT LLC) 86.01% interest in LSAT Astro. LSAT Astro owns an approximate 31.5% ownership interest in Astrolink. Liberty Media contributed its interest in Astrolink at its net book value on March 16, 2000. Astrolink, a developmental stage entity, originally intended to build a global telecom network using Ka-band geostationary satellites to provide broadband data communications services. Astrolink's business plan required substantial additional financing over the next several years. During the fourth quarter of 2001, certain of the members of Astrolink informed Astrolink that they do not intend to provide any of Astrolink's required financing. In light of this decision, Astrolink is considering several alternatives with respect to its proposed business plan, including, but not limited to, seeking alternative funding sources, scaling back their proposed business plan, and liquidating the venture entirely. There can be no assurance that Astrolink will be able to obtain the necessary financing on acceptable terms.

     During the second quarter of 2001, the Company determined that its investment in Astrolink experienced a nontemporary decline in value. Accordingly, the carrying amount of such investment was adjusted to its then estimated fair value resulting in a recognized loss of

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     $155,000,000. Such loss is included in share of losses of affiliates. Based on a fourth quarter 2001 assessment of Astrolink's remaining sources of liquidity and Astrolink's inability to obtain financing for its business plan, the Company concluded that the carrying value of LSAT Astro's investment in Astrolink should be reduced to reflect a fair value that assumes the liquidation of Astrolink. Accordingly, LSAT Astro wrote-off all of its remaining investment in Astrolink during the fourth quarter of 2001. The aggregate amount required to reduce LSAT Astro's investment in Astrolink to zero was $249,868,000. Including such fourth quarter amount, LSAT Astro has recorded losses and charges relating to its investment in Astrolink aggregating $417,202,000 during the year ended December 31, 2001.

     Summarized unaudited financial information for Astrolink for the periods in which Astrolink was owned by LSAT Astro is as follows:

                                                            December 31,
                                                      -------------------------
                                                        2001            2000
                                                      ---------       ---------
                                                        amounts in thousands
     FINANCIAL POSITION
         Current assets                               $  21,686          45,477
         Property and equipment, net                    512,145         794,254
         Other assets                                    25,370          25,348
                                                      ---------       ---------
            Total assets                              $ 559,201         865,079
                                                      =========       =========

         Liabilities                                  $ 244,101          28,949
         Owners' equity                                 315,100         836,130
                                                      ---------       ---------
            Total liabilities and equity              $ 559,201         865,079
                                                      =========       =========

                                                             Years ended
                                                             December 31,
                                                      -------------------------
                                                        2001            2000
                                                      ---------       ---------
                                                        amounts in thousands
     RESULTS OF OPERATIONS
         General and administrative expense           $ (65,930)        (31,431)
         Write-down of system under construction       (728,495)             --
         Contract termination charges                  (196,600)             --
         Depreciation and amortization                   (3,894)           (636)
         Other income                                     8,179           7,818
                                                      ---------       ---------
            Net loss                                  $(986,740)        (24,249)
                                                      =========       =========

     AEROCAST

     During 2000, LSAT LLC invested $12,605,000 in exchange for an ownership interest in Aerocast. In March 2001, LSAT LLC invested an additional $7,350,000, increasing its interest to approximately 45.5%. Aerocast is developing next generation streaming media technologies for broadband network operators and video content providers. Aerocast intends to utilize terrestrial and satellite platforms to distribute streaming media to businesses and consumers with high-speed internet access.

     At December 31, 2001, the aggregate carrying amount of the LSAT LLC's investment in Aerocast exceeded the Company's proportionate share of Aerocast's net assets by $8,667,000. Such excess is begin amortized over a useful life of five years. Amortization aggregated $2,024,000 for the year ended December 31, 2001, and is included in share of losses of affiliates.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     Summarized unaudited combined financial information for Aerocast for the periods in which Aerocast was owned by LSAT LLC is as follows:

                                                   December 31,
                                              -----------------------
                                                2001           2000
                                              --------       --------
                                               amounts in thousands
     FINANCIAL POSITION
         Current assets                       $  5,268         10,788
         Property and equipment, net             1,798            582
         Other assets                            2,902          1,000
                                              --------       --------
            Total assets                      $  9,968         12,370
                                              ========       ========
         Current liabilities                  $    690          1,501
         Owners' equity                          9,278         10,869
                                              --------       --------
            Total liabilities and equity      $  9,968         12,370
                                              ========       ========

                                                    Years ended
                                                   December 31,
                                              -----------------------
                                                2001           2000
                                              --------       --------
                                               amounts in thousands
     RESULTS OF OPERATIONS
         Revenue                              $     23             --
         Operating expenses                    (10,736)        (2,081)
         Depreciation and amortization            (351)            --
         Other income, net                         129             52
                                              --------       --------
            Net loss                          $(10,935)        (2,029)
                                              ========       ========

(6)  INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

     Investments in available-for-sale securities and other cost investments are summarized as follows:

                                                            December 31,
                                                       ----------------------
                                                         2001          2000
                                                       --------      --------
                                                        amounts in thousands
     Sprint PCS Stock*                                 $301,840       278,489
     Sky Latin America                                  167,422       127,605
     Hughes Electronics Corporation ("Hughes")*          42,894        47,011
     XM Satellite Radio Holdings, Inc.  ("XMSR")*        29,475        26,924
     Wildblue Communications, Inc. ("Wildblue")           4,512        60,995
     STSN, Inc. ("STSN")                                  3,461         5,000
     e-ROOM Corporation ("e-ROOM") (formerly
       known as MagiNet Corporation)                      3,298           348
     Other                                               24,580         7,215
                                                       --------      --------
                                                       $577,482       553,587
                                                       ========      ========

     * Denotes an investment carried as an available-for-sale security. Amounts shown in the table represent the combined fair value of the security and any related derivative instrument.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     SPRINT PCS STOCK

     The Company acquired beneficial interest in 5,084,745 shares of Sprint PCS Stock from Liberty Media in March 2000. The Company accounts for such investment as an available-for-sale security.

     The trust holding the Sprint PCS Stock for LSAT's benefit has entered into an equity collar with a financial institution with respect to LSAT's Sprint PCS Stock. The collar provides the trust with a put option that gives it the right to require its counterparty to buy 5,084,745 shares of Sprint PCS Stock from the trust in seven tranches in March 2003 for a weighted average price of $59.71 per share. LSAT simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from the trust in seven tranches in March 2003 for a weighted average price of $82.39 per share. The put and call options for this collar were equally priced, resulting in no cash cost to the trust or the Company. At December 31, 2001, the fair value of the Sprint PCS Stock equity collar was approximately $177,721,000.

     Effective May 9, 2001, LSAT transferred (i) its beneficial interest in the Sprint PCS Stock, (ii) its rights and obligations under the Sprint PCS Stock equity collar and (iii) its rights and obligations under the PCS Loan Agreement (see note 8) to LSAT LLC in exchange for two secured demand promissory notes. As LSAT LLC is a consolidated subsidiary of LSAT, there was no effect on the Company's consolidated balance sheet on the date of the transaction.

     SKY LATIN AMERICA

     Represents the aggregate book basis of a number of different satellite television operators located in Mexico, Brazil, Chile, Colombia and Argentina. LSAT LLC has a 10% beneficial interest in each of the Sky Latin America businesses.

     HUGHES ELECTRONICS CORPORATION

     Effective June 4, 1999, the Company completed the sale of its high power direct broadcast satellite ("DBS") assets to Hughes, pursuant to an asset purchase agreement dated as of January 22, 1999 (the "Hughes High Power Agreement"). The assets transferred by the Company pursuant to the Hughes High Power Agreement consisted of two high-power DBS satellites ("Tempo DBS-1" and "Tempo DBS-2"), its Federal Communications Commission ("FCC") authorizations with respect to the 119(degree) West Longitude orbital location ("FCC License") and certain related assets. The Company had previously granted Phoenixstar the transferable right and option (the "Tempo Purchase Option") to purchase such high power DBS assets for aggregate consideration of $2,500,000 in cash and the assumption of all liabilities. In addition, Tempo Satellite, Inc. ("Tempo") a subsidiary of the Company, had previously granted to Primestar Partners LP ("Primestar Partners") the right to purchase or lease 100% of the capacity of the DBS system being constructed by Tempo (the "Tempo Capacity Rights"), and Primestar Partners had made advances to Tempo to fund the construction of Tempo's DBS system in the aggregate amount of $465,000,000.

     Accordingly, the Hughes High Power Agreement provided for (i) the sale by Phoenixstar to Hughes of the Tempo Purchase Option, (ii) the exercise of the Tempo Purchase Option by Hughes, and (iii) the termination of the Tempo Capacity Rights (collectively, the "Hughes High Power Transaction"). The aggregate consideration payable by Hughes in the Hughes High Power Transaction was $500,000,000.

     As regulatory approval was required to transfer Tempo DBS-1 and the FCC License, the Hughes High Power Agreement provided for the Hughes High Power Transaction to be completed in two steps. The first closing was consummated effective March 10, 1999, and the second closing was consummated effective June 4, 1999. The Company recognized an aggregate gain on disposition of assets of $13,712,000 in connection with such closings.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     In a separate transaction (the "Hughes Medium Power Transaction") completed on April 28, 1999 (the "Hughes Medium Power Closing Date"), Phoenixstar sold to Hughes Phoenixstar's medium-power DBS business and assets for $1.1 billion in cash and 14,613,000 shares of GM Hughes Stock valued at approximately $258,000,000 on the date of closing.

     In connection with the Company's approval, as a stockholder of Phoenixstar, of the Hughes Medium Power Transaction and other transactions, the Company received 4,221,921 shares of GM Hughes Stock, valued at $66,143,000, on the Hughes Medium Power Closing Date. Such amount is recorded as other income in the 1999 consolidated statement of operations. As a condition to the receipt of the GM Hughes Stock, the Company issued Phoenixstar a share appreciation right (the "LSAT GMH SAR") granting Phoenixstar the right to any market price appreciation in such GM Hughes Stock during the one-year period following the date of issuance, over an agreed strike price of $15.67.

     Effective May 10, 2000, the Company sold 2.4 million shares of GM Hughes Stock for net cash proceeds of $74,243,000 (after fees and commissions of $717,000), and recognized a gain on sale of $36,643,000. The Company paid $65,721,000 of such cash proceeds to Phoenixstar to satisfy the LSAT GMH SAR, and recognized a loss of $65,721,000.

     The Company, through LSAT LLC, continues to hold 1,821,921 shares of GM Hughes Stock and accounts for such shares as available-for-sale.

     LSAT LLC has entered into a put spread collar with a financial institution with respect to the Company's shares of GM Hughes Stock. The collar (i) provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,821,921 shares of GM Hughes Stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $26.64, and
     (ii) provides the counterparty with a put option that gives it the right to require LSAT LLC to repurchase the shares of GM Hughes Stock for a weighted average price of $14.80. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $54.32 per share. The put and call options for this collar were equally priced, resulting in no cash cost to LSAT LLC. At December 31, 2001, the fair value of the GM Hughes Stock put spread collar was approximately $14,746,000, which represented an increase of $9,748,000 from December 31, 2000. Such increase is included in unrealized gains on financial instruments in the accompanying consolidated statement of operations.

     XMSR

     XMSR, a publicly traded company, broadcasts 100 national audio channels of music, news, talk, sports and children's programming from two satellites directly to vehicle, home and portable radios. At December 31, 2001, LSAT LLC owned 1,000,000 shares or 1.3% of XMSR common stock. The XMSR closing stock price as of December 31, 2001 was $18.36 per share.

     LSAT LLC has entered into an equity collar with a financial institution with respect to its shares of XMSR common stock. The collar provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,000,000 shares of XMSR common stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $28.55. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $51.49 per share. The put and call options for this collar were equally priced, resulting in no cash cost to LSAT LLC. At December 31, 2001, the fair value of the XMSR equity collar was approximately $11,115,000.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     On June 27, 2001, LSAT LLC entered into an agreement to loan 1,000,000 shares of XMSR to a third party. The obligation to return those shares is secured by cash collateral equal to 100% of the market value of that stock, which was $18,360,000 at December 31, 2001. Such cash collateral is reported as restricted cash in the accompanying consolidated balance sheet. During the period of the loan, which is terminable by either party at any time, the cash collateral is to be marked-to-market daily. Interest accrues on the cash collateral for the benefit of LSAT LLC at the rate of .15% per annum. As of December 31, 2001, 1,000,000 shares of XMSR had been lent under this agreement. The loan has no stated maturity date.

     WILDBLUE

     The Company, through LSAT LLC, owns an approximate 16% interest in Wildblue. Wildblue plans to build a Ka-band satellite network that would focus on providing broadband services to homes and small offices in North America and Latin America.

     STSN

     On March 30, 2001, On Command acquired certain preferred stock of STSN in exchange for cash of $15,000,000 and the conversion of a $5,000,000 convertible promissory note. The $5,000,000 convertible promissory note is included in On Command's investment in STSN at December 31, 2000.

     e-ROOM

     During the first quarter of 2001, On Command completed a transaction that resulted in On Command's acquisition of a 7.5% interest in e-ROOM and the settlement of certain litigation. To acquire the 7.5% interest in e-ROOM and settle the litigation, On Command (i) contributed its Asia-Pacific subsidiaries to e-ROOM and transferred On Command's intercompany receivables from such subsidiaries to e-ROOM, (ii) issued 275,000 shares of On Command Common Stock to e-ROOM, and (iii) paid $1,000,000 to e-ROOM. On Command also agreed that e-ROOM will have the option during the 15 day period beginning on March 1, 2003 to cause On Command to repurchase all, but not less than all, of the 275,000 shares of On Command's Common Stock issued to e-ROOM at a price of $15 per share. Such repurchase obligation will terminate if On Command Common Stock closes at or above $15 per share on any ten consecutive trading days prior to March 1, 2003, and the shares of On Command Common Stock held by e-ROOM are freely tradable by e-ROOM during such period. Due to the existence of this repurchase obligation, On Command valued the On Command Common Stock issued to e-ROOM at $15 per share. The excess of the value assigned to the consideration paid to e-ROOM over the then estimated $5,298,000 fair value of the 7.5% investment in e-ROOM received by On Command has been reflected as loss on settlement of litigation in the accompanying consolidated statements of operations. On Command's original estimate of the litigation loss resulted in a $4,764,000 charge during the fourth quarter of 2000. An additional charge of $3,700,000 was recorded during the first quarter of 2001 to reflect a change in the estimate of the amount of On Command's intercompany receivables to be transferred to e-ROOM.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     NONTEMPORARY DECLINES IN FAIR VALUES OF INVESTMENTS

     During the years ended December 31, 2001 and 2000, the Company determined that certain investments experienced other than temporary declines in value. As a result, the cost bases of such investments were adjusted to their respective estimated fair values. Such adjustments resulted in losses aggregating $96,438,000 during 2001 and $9,860,000 in 2000 and are comprised of the following:

                             Year ended
                            December 31,
                        --------------------
                         2001          2000
                        -------      -------
                        amounts in thousands
     Investments
          Wildblue      $56,483           --
          STSN           16,539           --
          XMSR           14,575           --
          Other           8,841        9,860
                        -------      -------
                        $96,438        9,860
                        =======      =======

     Investments in available-for-sale securities are summarized as follows:

                                                    December 31,
                                              -------------------------
                                                2001            2000
                                              ---------       ---------
                                                 amounts in thousands
     Equity securities
         Fair value                           $ 388,163         352,424
                                              =========       =========
         Gross unrealized holding gains       $   3,942         200,552
                                              =========       =========
         Gross unrealized holding losses      $ (23,532)       (224,794)
                                              =========       =========

(7)  DISPOSITIONS

     Effective September 4, 2001, Ascent completed the sale of Ascent Network Services to Liberty Livewire Corporation ("Liberty Livewire"), a consolidated subsidiary of Liberty Media, for cash consideration of $32,038,000. Ascent Network Services provides video distribution services to the NBC television network and other private networks. As Ascent and Liberty Livewire are both consolidated subsidiaries of Liberty Media, no gain or loss was recognized in connection with this transaction.

     Effective July 6, 2000, Ascent sold its sports-related businesses, which were comprised of the Denver Nuggets basketball team, the Colorado Avalanche hockey team and Ascent Arena Company, the owner and operator of the Pepsi Center, to an unrelated third party for cash consideration of $267,661,000 and the assumption of $136,200,000 in non-recourse debt. In connection with Liberty Media's acquisition of Ascent on March 28, 2000, net assets of the sport-related businesses were treated as assets held for sale. Accordingly, the net assets of the sports-related businesses were recorded at their estimated net realizable value, and no gain or loss was recognized by Liberty Media in connection with the disposition of these businesses. The operating results of the sports-related businesses from March 28, 2000 through July 6, 2000, which were excluded from Liberty Media's operating results and treated as an adjustment of the net realizable value of the sports-related businesses, were not material.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


(8)  DEBT

         Debt is summarized as follows:

                                                         December 31,
                                                   -------------------------
                                                      2001            2000
                                                   ---------       ---------
                                                      amounts in thousands
     On Command Revolving Credit Facility (a)      $ 263,633         247,133
     PCS Loan Facility (b)                            97,503          35,003
     Other (c)                                         2,037           2,037
     Ascent Senior Notes (d)                              --         179,263
                                                   ---------       ---------
                                                     363,173         463,436
     Less current portion                               (909)           (705)
                                                   ---------       ---------
                                                   $ 362,264         462,731
                                                   =========       =========

     (a) On Command's revolving credit facility, as amended, (the "Revolving Credit Facility") provides for aggregate borrowings of $275,000,000. Borrowings under the Revolving Credit Facility are due and payable in July 2004. Subject to certain conditions, the Revolving Credit Facility can be renewed for two additional years. On Command's ability to draw additional funds under the Revolving Credit Facility is limited by certain financial covenants. On Command had $11,367,000 of remaining availability under the Revolving Credit Facility at December 31, 2001.

          Revolving loans extended under the Revolving Credit Facility bear interest at the London Interbank Offering Rate ("LIBOR") plus a spread that may range from 1.10% to 2.75% depending on certain operating ratios of On Command (3.91% effective borrowing rate at December 31, 2001). In addition, a facility fee ranging from 0.15% to 0.50% per annum is charged on the Revolving Credit Facility, depending on certain operating ratios of On Command. The Revolving Credit Facility contains customary covenants and agreements, most notably the inclusion of restrictions on On Command's ability to pay dividends or make other distributions, and restrictions on On Command's ability to make capital expenditures. In addition, On Command is required to maintain minimum leverage and interest coverage ratios. On Command was in compliance with such covenants at December 31, 2001. Substantially all of On Command's assets are pledged as collateral for borrowings under the Revolving Credit Facility.

     (b) During 2000, LSAT entered into a revolving credit facility, which, as amended, provides for maximum borrowings of $303,000,000 (the "PCS Loan Facility"). In May 2001, LSAT transferred its rights and obligations under the PCS Loan Facility to LSAT LLC. The PCS Loan Facility is secured by LSAT LLC's interest in shares of Sprint PCS Stock and by the Sprint PCS Stock equity collar described in note 6. Interest accrues at the 30 day LIBOR (2.1% at December 31, 2001) and is payable monthly. The principal balance is due and payable March 10, 2003. At December 31, 2001, borrowing availability pursuant to the PCS Loan Facility was $205,497,000.

     (c)  Other debt primarily represents capital lease obligations.

     (d) The Ascent Senior Secured Discount Notes (the " Ascent Senior Notes"), which were scheduled to mature on December 15, 2004, were originally sold at a discount. The terms of the Ascent Senior Notes required no cash interest payments prior to December 15, 2002. On November 30, 2001, Ascent gave notice that it had elected to redeem the Ascent Senior Notes effective December 31, 2001 at a price of 105.9375% of the accreted value of the Ascent Senior Notes. This price represented $948.63 per $1,000 principal amount, or an aggregate of approximately $213,000,000, including accrued interest. Ascent recognized a loss of $14,322,000 in connection with such redemption.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     The fair value of the Company's debt is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for the same remaining maturities. At December 31, 2001, the fair value of the Company's debt approximated its carrying value.

(9)  MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES

     WARRANTS

     At December 31, 2001, warrants ("On Command Warrants") issued by On Command to purchase 7,494,854 shares of On Command Common Stock at a purchase price of $15.27 per share were outstanding. The outstanding On Command Warrants, which include 1,424,875 Series A Warrants, 2,619,979 Series B Warrants and 3,450,000 Series C Warrants, expire on October 7, 2003. The Series A Warrants provide only for a cashless exercise that allows the holder to use the excess of the fair market value of On Command Common Stock over the $15.27 exercise price as a currency to acquire shares of On Command Common Stock. The exercise price for the Series B and Series C Warrants is to be paid with cash. At December 31, 2001, Ascent held 1,123,792 Series A Warrants and 39 Series B Warrants. The On Command Warrants are included in minority interests in consolidated subsidiaries in the accompanying consolidated balance sheet.

     ON COMMAND SERIES A PREFERRED STOCK

     On August 8, 2000, On Command issued 13,500 shares of Series A, $.01 par value Convertible Participating Preferred Stock ("On Command Series A Preferred Stock"), to the former Chairman and Chief Executive Officer of On Command in exchange for a $21,080,000 promissory note and a $13,500 cash payment. The On Command Series A Preferred Stock is initially convertible into an aggregate of 1,350,000 shares of On Command Common Stock. The price of the On Command Series A Preferred Stock was $1,562.50 per share. The On Command Series A Preferred Stock participates in any dividends paid to the holders of On Command Common Stock but otherwise is not entitled to receive any dividends. The On Command Series A Preferred Stock has a liquidation preference of $.01 per share, and will also participate with the On Command Common Stock in any liquidating distributions on an as-converted basis. The holder of the Series A Preferred Stock votes with the holders of the On Command Common Stock as a single class and is entitled to one vote per share. The promissory note is secured by the On Command Series A Preferred Stock or proceeds thereon and the former Chairman and Chief Executive Officer's personal obligations under such promissory note are limited. The note may not be prepaid and interest on the note accrues at a rate of 7% per annum, compounded quarterly. The right to transfer the Series A Preferred Stock is restricted. The On Command Series A Preferred Stock is included in minority interests in consolidated subsidiaries in the accompanying consolidated balance sheet.

(10) REDEEMABLE PREFERRED STOCK

     On March 16, 2000, the Company issued 150,000 shares of Series A Cumulative Preferred Stock ("Series A Preferred Stock") and 150,000 shares of Series B Preferred Stock to Liberty Media in exchange for shares of Sprint PCS Stock.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     SERIES A CUMULATIVE PREFERRED STOCK

     The Series A Preferred Stock accrues dividends at 12% per annum at all times prior to April 1, 2005, 11% on and after April 1, 2005 and prior to April 1, 2010, and 10% on and after April 1, 2010. Such dividends are payable the last day of each March, June, September and December. Prior to March 31, 2003, dividends may be paid, at the option of the Company, in cash, shares of Series A Common Stock of the Company, or a combination of both. Subsequent to March 31, 2003, dividends are payable in cash. Dividends not paid are added to the liquidation preference on such date and remain a part of the liquidation preference until such dividends are paid. In the event of a default, the dividend rate will be equal to the dividend rate then in effect plus 2%. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any shares, parity securities or junior securities during any period in which the Company is in arrears with respect to payment of dividends on Series A Preferred Stock.

     The holder of Series A Preferred Stock is not entitled to vote on any matters submitted to a vote of the shareholders of the Company, except as required by law and other limited exceptions.

     The liquidation preference of each share of the Series A Preferred Stock is equal to the stated value per share of $1,000 plus all accrued and unpaid dividends.

     The Series A Preferred Stock is redeemable at the option of the Company, in whole or from time to time in part, on any business day after April 1, 2020 at a redemption price per share equal to the liquidation preference of such share on the applicable redemption date. If less than all outstanding shares are to be redeemed, shares will be redeemed ratably from the holders. On or after April 1, 2020, the Series A Preferred Stock is redeemable at the option of the holder for cash.

     SERIES B CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK

     The Series B Preferred Stock accrues dividends at the rate of 8% per annum. Such dividends are payable the last day of each March, June, September and December. Prior to March 31, 2003, dividends may be paid, at the option of the Company, in cash, shares of Series A Common Stock of the Company, or a combination of both. Subsequent to March 31, 2003, dividends are payable in cash. Dividends not paid are added to the liquidation preference on such date and remain a part of the liquidation preference until such dividends are paid. In the event of a default, the dividend rate will be 10% per annum. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any shares, parity securities or junior securities during any period in which the Company is in arrears with respect to payment of dividends on Series B Preferred Stock.

     In addition to voting rights required by law, each share of Series B Preferred Stock will be entitled to vote together with holders of the Series A and Series B Common Stock as a single class upon all matters upon which holders of Series A and Series B Common Stock are entitled to vote. In any such vote, the holders of Series B Preferred Stock will be entitled to 558 votes per share held. The Series B Preferred Stock is redeemable at the option of the Company after April 1, 2005. At any date on or after April 1, 2020, the Series B Preferred Stock is redeemable at the option of the holder for cash.

     The liquidation preference of each share of the Series B Preferred Stock as of any date of determination is equal to the stated value per share of $1,000 plus all accrued and unpaid dividends.

     Each share of the Series B Preferred Stock is initially convertible into
     11.31145 shares of Series B Common Stock. Such conversion rate was calculated as the liquidation value of such shares divided by $88.406 and is adjustable based on the adjusted liquidation value at the date of conversion.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     During 2001, the Company used a combination of cash ($22,500,000) and shares of Series A Common Stock (204,571 shares) to satisfy the $30,000,000 aggregate annual dividend requirements of the Series A Preferred Stock and Series B Preferred Stock. During 2000, the Company issued 165,992 shares of Series A Common Stock, and paid cash of $7,500,000 to satisfy the dividend requirements of the Series A Preferred Stock and the Series B Preferred Stock. Accrued dividends on the Series A Preferred Stock and Series B Preferred Stock aggregated $7,500,000 at December 31, 2001.

     Both the Series A and Series B Preferred Stock were issued at a discount from the stated values of such shares. Therefore, the Company is accreting both the Series A Preferred Stock and the Series B Preferred Stock up to the respective redemption values over the period from the issuance date to the redemption date using the effective interest method. Accretion on the Series A and Series B Preferred Stock aggregated $6,120,000 and $4,634,000 during the years ended December 31, 2001 and 2000 respectively. Such accretion has been accounted for as a direct charge to additional paid-in capital and has been included in the calculation of loss attributable to common shareholders.

(11) STOCKHOLDERS' EQUITY

     PREFERRED STOCK

     The Company is authorized to issue 5,000,000 shares of preferred stock. The preferred stock may be issued from time to time as determined by the Company's Board of Directors (the "LSAT Board"), without stockholder approval. Such preferred stock may be issued in such series and with such designations, preferences, conversion or other rights voting powers, qualifications, limitations, or restrictions as shall be stated or expressed in a resolution or resolutions providing for the issue of such series adopted by the LSAT Board.

     COMMON STOCK

     The Series A Common Stock has one vote per share and the Series B Common Stock has ten votes per share. Each share of Series B Common Stock is convertible, at the option of the holder, into one share of Series A Common Stock.

     On December 4, 1996, (the "Spin-off Date"), Tele-Communications, Inc. ("TCI") (now known as AT&T Broadband LLC) distributed (the "Spin-off"), as a dividend, all of the issued and outstanding LSAT common stock to the holders of TCI's then outstanding TCI Group tracking stock. In connection with the Spin-off, TCI and the Company entered into a "Share Purchase Agreement" to sell to each other from time to time, at the then current market price, shares of Series A TCI Group common stock and Series A Common Stock, respectively, as necessary to satisfy their respective obligations after the Spin-off Date under certain stock options and SARs held by their respective employees and non-employee directors. At December 31, 2001, approximately 103,400 options to purchase Series A Common Stock were held by current and former employees of TCI pursuant to the Share Purchase Agreement. Such options have exercise prices ranging from $174.70 to $237.60 per share and have expiration dates ranging from 2002 to 2005.

     At December 31, 2001, a total of 462,469 shares of Series A Common Stock were reserved for issuance pursuant to outstanding stock options. In addition, 1,696,717 shares of Series B Common Stock are reserved for issuance upon conversion of the Series B Preferred Stock, and one share of Series A Common Stock is reserved for each outstanding share of Series B Common Stock.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


(12) STOCK COMPENSATION

     LSAT STOCK OPTIONS

     On the Spin-off Date, the LSAT Board adopted, and TCI as the sole stockholder of the Company prior to the Spin-off, approved, the TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan, now called the Liberty Satellite & Technology 1996 Stock Incentive Plan (the "LSAT 1996 Plan"). The LSAT 1996 Plan, as amended, provides for awards to be made in respect of a maximum of 520,000 shares of Series A Common Stock (subject to certain anti-dilution adjustments). Awards may be made as grants of stock options, stock appreciation rights ("SARs"), restricted shares, stock units, performance awards or any combination thereof (collectively, "Awards"). Awards may be made to employees and to consultants and advisors to the Company who are not employees. Shares of Series A Common Stock that are subject to Awards that expire, terminate or are annulled for any reason without having been exercised (or deemed exercised, by virtue of the exercise of a related SAR), or are forfeited prior to becoming vested, will return to the pool of such shares available for grant under the LSAT 1996 Plan.

     As originally granted in February 1997, options granted to employees vested over five years, first became exercisable on January 1, 1998 and expire on December 31, 2006. In November 1997, the LSAT Board approved modifications to the vesting provisions to provide for vesting in three equal annual installments, commencing February 1998. In accordance with the LSAT 1996 Plan, absent action by the LSAT Board, vesting would accelerate and the options would terminate upon a sale of substantially all assets of the Company, which occurred with the sale of the Tempo DBS-1 assets on June 4, 1999. Pursuant to a provision in the LSAT 1996 Plan, the LSAT Board allowed the options held by most of the employees and officers to vest and extended the expiration date to June 4, 2000. The original terms for the options were retained for employees and officers who were continuing with the Company.

     Options granted in 2001, 2000 and 1999 to certain key employees and officers of the Company pursuant to the LSAT 1996 Plan vest over a 5-year period beginning on the date of the grant, first becomes exercisable as to 25% on the second anniversary of the date of grant and become exercisable as to an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant. Such options expire 10 years from the date of grant.

     In June 1996, the Board of Directors of TCI (the "TCI Board") authorized TCI to permit certain of its executive officers to acquire equity interests in certain of TCI's subsidiaries. In connection therewith, the TCI Board approved the acquisition by each of two executive officers of TCI who were not employees of the Company (the "TCI Officers"), of 1.0% of the net equity of the Company. The TCI Board also approved the acquisition by an individual who was the chief executive officer and a director of the Company (the "Company Officer"), of 1.0% of the net equity of the Company and the acquisition by an executive officer of certain TCI subsidiaries who was also a director, but not an employee, of the Company (the "TCI Subsidiary Officer"), of 0.5% of the net equity of the Company. The TCI Board determined to structure such transactions as grants by the Company to such persons of options to purchase shares of Series A Common Stock representing 1.0% ( in the case of each of the TCI Officers and the Company Officer) and 0.5% (in the case of the TCI Subsidiary Officer) of the shares of Series A Common Stock and Series B Common Stock issued and outstanding on the Spin-off Date, determined immediately after giving effect to the Spin-off, but before giving effect to any exercise of such options (the "Spin-off Date Options").

     Spin-off Date Options to purchase 232,426 shares of Series A Common Stock at a per share price of $88.60 were granted on the Spin-off Date. The Spin-off Date Options vest in 20% cumulative increments on each of the first five anniversaries of February 1, 1996, and are exercisable for up to ten years following February 1, 1996. In February 1999, 66,407 of the Spin-off Date Options were cancelled. Compensation expense with respect to the Spin-off Date Options held by the Company Officer aggregated $35,000 and $246,000 during the years ended December 31, 2000 and 1999, respectively.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     Pursuant to the terms of the Spin-off, and (in the case of the TCI Officers and the TCI Subsidiary Officer) in partial consideration for the capital contribution made by TCI to the Company in connection with the Spin-off, the Company agreed, effective as of the Spin-off Date, to bear all obligations under such options and to enter into stock option agreements with respect to such options with each of the TCI Officers, the Company Officer and the TCI Subsidiary Officer.

     On March 6, 1998, stockholders of the Company approved the TCI Satellite Entertainment, Inc. 1997 Nonemployee Director Stock Option Plan (the "LSAT DSOP"). The LSAT DSOP provides for the grant to each person that is a member of the LSAT Board and is not an employee of the Company, its subsidiaries or its affiliates, of options to purchase 5,000 shares of Series A Common Stock. Options issued pursuant to the LSAT DSOP vest and become exercisable over a three-year period from the date of grant and expire 10 years from the date of grant.

     The following table presents the number, weighted-average exercise price and weighted-average grant-date fair value of the Spin-off Options and options to buy Series A Common Stock granted pursuant to the LSAT 1996 Plan and the LSAT DSOP.

                                                          Weighted-      Weighted-
                                                           average        average
                                           Number of       exercise      grant-date
                                            options         price        fair value
                                           ---------      ---------      ----------
     Outstanding at January 1, 1999         339,426       $   85.70
         Exercised                           (8,000)          80.00
         Forfeited and cancelled             (2,000)          80.00
         Granted                            119,050           79.30       $  60.30
                                           --------

     Outstanding at December 31, 1999       448,476           84.00
         Exercised                          (54,000)          78.60
         Forfeited and cancelled            (75,407)          86.50
         Granted                             25,000          111.90       $  87.70
                                           --------

     Outstanding at December 31, 2000       344,069           86.50
         Exercised                               --
         Forfeited and cancelled                 --
         Granted                             15,000           26.00       $  22.40
                                           --------
     Outstanding at December 31, 2001       359,069
                                           ========
     Exercisable at December 31, 1999       220,472           85.20
                                           ========
     Exercisable at December 31, 2000       175,815           86.50
                                           ========
     Exercisable at December 31, 2001       203,327           85.60
                                           ========

     Options outstanding at December 31, 2001 have a range of exercise prices from $26.00 to $119.38 and a weighted-average remaining contractual life of approximately six years.

     The respective estimated grant-date fair values of the options noted above are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of these calculations include the following: (a) a discount rate equal to the one-year Treasury Bill rate; (b) an 85% volatility rate; (c) the 10-year option term; (d) the closing price of the Series A Common Stock on the date of grant; and (e) an expected dividend rate of zero.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     ON COMMAND STOCK OPTIONS

     On Command adopted the 1996 Key Employee Stock Option Plan (the "On Command 1996 Plan") under which employees may be granted incentive or non-statutory stock options for the purchase of On Command Common Stock. In addition, restricted stock purchases, performance awards, stock payment or appreciation rights or deferred stock may be granted under the On Command 1996 Plan. A total of 3,000,000 shares were initially reserved for the On Command 1996 Plan. The On Command 1996 Plan expires in 2006. In June 2000, the Board of Directors approved an amendment to the On Command 1996 Plan to increase the number of shares reserved under the On Command 1996 Plan to 5,250,000.

     The exercise price of options granted is set by On Command's Board of Directors. Incentive stock options are granted at no less than fair market value on the date of grant. Options generally expire in ten years, vest over a five-year period and are exercisable in installments of 20% one year from the date of grant and 20% annually thereafter. Unvested options generally are cancelled upon termination of employment.

     1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

     In May 1997, On Command adopted the On Command 1997 Non-Employee Directors Stock Plan (the "On Command Directors Plan"). The On Command Directors Plan authorizes the granting of an annual award of 400 shares of On Command Common Stock and, pursuant to an amendment adopted in 1999, a one-time non-qualified option to purchase 50,000 shares of On Command Common Stock (an "On Command Independent Director Option") to each On Command Independent Director. On June 13, 2000, the On Command Board of Directors adopted and approved an amendment to increase the number of authorized shares under the On Command Directors Plan available for issuance and subject to option and share grants to On Command Independent Directors by 400,000 shares. The aggregate number of shares of On Command Common Stock which may be issued upon exercise of On Command Independent Directors Options granted under the On Command Directors Plan plus the number of shares which may be awarded pursuant to the On Command Directors Plan will not exceed 696,800, subject to adjustment to reflect events such as stock dividends, stock splits, recapitalizations, mergers or reorganizations of or by On Command. Subject to the terms and conditions of the plan, the stock options are granted at no less than fair market value on the date of grant. The options generally expire in ten years, vest over a three-year period and are exercisable in installments of 25% after the first and second years, and the remaining 50% after the third year. In 2001 and 2000, options granted pursuant to the On Command Directors Plan aggregated 50,000 and 200,000, respectively. No options were granted under the On Command Directors Plan in 1999.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     The following is a summary of activity under the On Command 1996 Plan and the On Command Directors Plan:

                                                                                 Options Outstanding
                                                                              -------------------------
                                                                                               Weighted
                                                               Options                          average
                                                              available       Number of        exercise
                                                              for grant        shares           price
                                                             ----------       ----------       --------
     Balances, January 1, 1999 (697,313 exercisable
       at a weighted-average price of $12.43)                 1,098,563        1,744,475       $ 13.13

     Granted (weighted-average fair value of $7.06)          (1,270,500)       1,270,500       $ 14.00
     Increase in options authorized                             200,000               --
     Exercised                                                       --         (117,745)      $  5.00
     Cancelled                                                  408,151         (408,151)      $ 12.79
                                                             ----------       ----------
     Balances, December 31, 1999 (690,847 exercisable
       at a weighted-average price of $12.77)                   436,214        2,489,079       $ 14.11

     Granted (weighted-average fair value of $7.06)          (2,410,500)       2,410,500       $ 14.12
     Increase in options authorized                           2,650,000               --
     Exercised                                                       --         (191,762)      $ 10.40
     Cancelled                                                  831,342         (831,342)      $ 15.25
                                                             ----------       ----------
     Balances, December 31, 2000 (1,124,938 exercisable
       at a weighted-average price of $13.82)                 1,507,056        3,876,475       $ 13.79

     Granted (weighted-average fair value of $3.68)          (1,317,000)       1,317,000       $  6.62
     Increase in options authorized                                  --               --
     Exercised                                                       --           (2,520)      $  7.19
     Cancelled                                                1,919,009       (1,919,009)      $ 13.24
                                                             ----------       ----------
     Balances, December 31, 2001 (1,404,793 exercisable
       at a weighted-average price of $10.82)                 2,109,065        3,271,946       $ 11.38
                                                             ==========       ==========

     The following table summarizes information about On Command's fixed stock options outstanding at December 31, 2001:

                                                Options outstanding                  Options exercisable
                                             ---------------------------       -----------------------------
                                               Weighted
                                               average          Weighted                            Weighted
       Range of                Number         remaining          average         Number              average
       exercise             outstanding      contractual        exercise       exercisable          exercise
        prices              at 12/31/01      life (years)        price         at 12/31/01            price
     -------------          -----------      ------------       --------       -----------          --------
       $1.85-5.80               695,000          8.2            $  4.86                 --          $     --
       $7.34-9.34               601,850          8.3            $  7.76            210,850          $   8.36
     $10.94-12.75               230,200          5.8            $ 12.02            106,000          $  11.81
     $13.00-14.87               302,396          5.3            $ 13.39            217,618          $  13.32
     $15.19-15.91             1,019,000          5.4            $ 15.28            451,250          $  15.37
     $16.00-18.09               423,500          5.5            $ 16.07            419,075          $  16.06
                            -----------                                        -----------
                              3,271,946          6.4            $ 11.56          1,404,793          $  10.82
                            ===========                                        ===========

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     The Company applies Accounting Principles Board Opinion No. 25 in accounting for its stock options, and accordingly, compensation expense has been recognized for its stock options in the accompanying financial statements using the intrinsic value method. The adjustment to stock compensation of $3,115,000 in 2000 resulted from a decrease in the Company's liability for SARs. Had the Company determined compensation expense based on the grant-date fair value method pursuant to Statement of Financial Accounting Standards No. 123, the Company's net earnings (loss) and earnings (loss) per share would have been ($619,238,000) and ($15.83) for 2001; ($117,242,000) and ($4.45) for 2000; and $66,498,000 and $9.57
     for 1999, respectively.

     OTHER

     Effective February 1, 2001, certain key employees of the Company were granted, pursuant to the LSAT 1996 Plan, an aggregate of 21,750 restricted shares of Series A Common Stock. Such shares vest 25% on February 1, 2003, and vest an additional 25% on each of February 1, 2004, 2005 and 2006. Compensation expense with respect to the restricted shares aggregated $268,000 for the year ended December 31, 2001.

     In February 1997, certain key employees of the Company were granted, pursuant to the LSAT 1996 Plan, an aggregate of 32,500 restricted shares of Series A Common Stock. As originally granted, such restricted shares vested as to 50% on January 1, 2001 and as to the remaining 50% on January 1, 2002. In November 1997, the LSAT Board approved modifications to the vesting provisions accelerating the vesting schedules under such restricted stock awards to provide for vesting of 50% on each of the second and third anniversaries of the date of granting. Compensation expense with respect to the restricted shares aggregated $366,000 for the year ended December 31, 1999.

(13) TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     LSAT

     In September 2000, an executive officer, who was the Company's Chief Executive Officer and President until his resignation on October 8, 2001, purchased a 1.83% common stock interest in a subsidiary of Liberty Media for $400,000. Such subsidiary owns an indirect interest in LSAT LLC. Liberty Media and the executive officer entered into a shareholders agreement in which the executive officer could require Liberty Media to purchase, after five years, all or part of his common stock interest in the subsidiary, in exchange for Liberty Media common stock, at its then fair value. In addition, Liberty Media had the right to purchase, in exchange for Liberty Media common stock, the executive officer's common stock interest for fair market value at any time. On October 10, 2001, Liberty Media purchased the executive officer's 1.83% common stock interest in the subsidiary for $425,324.

     During 2000, a director of the Company, who is no longer a director of the Company, exercised stock options to buy 5,000 shares of Series A Common Stock of the Company. Such options had an exercise price of $65.00 per share, and the market price of Series A Common Stock at the time of such exercise was $110.00. Simultaneously with such exercise, the Company purchased from the director 2,954 shares of Series A Common Stock for an aggregate purchase price of $325,000, which represented the director's aggregate exercise price. Such shares are reflected as treasury shares in the Company's consolidated statement of stockholders' equity.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     During 2000, two executive officers of the Company, received loans in the principal amounts of $136,000 and $135,000, respectively, to be used solely for the purpose of satisfying tax liabilities related to the lapse of restrictions on shares of common stock awarded under the LSAT 1996 Plan. Through December 31, 2001, the loans accrued interest at an annual rate of 6.41%. Each of the loans originally provided for principal and interest to be payable upon the occurrence of certain events and in no event later than December 1, 2001. Subsequent to December 31, 2001, the Company agreed to extend the maturity dates of the loans to December 31, 2003, and lower the annual interest rates of the loans to 4% per annum. Consistent with the terms of the original loans, interest payments may be deferred by the borrowers until maturity. Each loan is secured in each case by 2,500 shares of the Company's Series A Common Stock and are otherwise nonrecourse to the borrowers. As of December 31, 2001, the balances outstanding on the loans including accrued interest, were $150,000 and $148,000 respectively. Effective April 27, 2001, one of the executive officers became the President of On Command. Since that date, On Command has been responsible for 100% of such executive's compensation.

     ASCENT

     During the second quarter of 2001, Ascent purchased 2,245,155 shares of common stock of On Command from On Command's former Chairman of the Board and Chief Executive Officer for aggregate cash consideration of $25.2 million. Such purchase price represents a per share price of $11.22. The closing market price for On Command common stock on the day the transaction was signed was $7.77. The Company has included the difference between the aggregate market value of the shares purchased and the cash consideration paid in selling, general and administrative expenses in the accompanying consolidated statement of operations.

     ON COMMAND

     On Command had made arrangements for the use of an airplane owned by a limited liability company of which On Command's former Chairman of the Board and Chief Executive Officer is the sole member. When that airplane was used for purposes related to the conduct of On Command's business, On Command reimbursed the limited liability company for such use at market rates. The aggregate amount paid for this service in 2001 was approximately $190,000. This arrangement was terminated in June 2001.

(14) INCOME TAXES

     LSAT and its 80%-or-more owned subsidiaries file a consolidated tax return. On Command files a separate tax return and is not included in LSAT's consolidated tax return. The Company and TCI entered into a tax sharing agreement (the "TCI Tax Sharing Agreement") dated June 1997, to confirm that (i) neither the Company nor any of its subsidiaries has any obligation to indemnify TCI or the TCI shareholders for any tax resulting from the Spin-off failing to qualify as a tax-free distribution pursuant to Section 355 of the Internal Revenue Code of 1986 (the "Code"); (ii) TCI is obligated to indemnify the Company and its subsidiaries for any taxes resulting from the Spin-off failing to qualify as a tax-free distribution pursuant to Section 355 of the Code; (iii) to the best knowledge of TCI, the Company's total payment obligation under the TCI Tax Sharing Agreement could not reasonably be expected to exceed $5,000,000.

     In connection with the LSAT LLC and Ascent Transactions, the Company and Liberty Media entered into a Tax Liability Allocation and Indemnification Agreement. See note 4.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     Income tax benefit (expense) for the years ended December 31, 2001, 2000 and 1999 consists of:

                                        Current        Deferred         Total
                                        --------       --------       --------
                                                 amounts in thousands
     Year ended December 31, 2001:
        Federal                         $ 18,596         20,075         38,671
        State, local and foreign            (430)        (2,589)        (3,019)
                                        --------       --------       --------
                                        $ 18,166         17,486         35,652
                                        ========       ========       ========
     Year ended December 31, 2000
        Federal                         $(35,578)        59,248         23,670
        State, local and foreign          (3,356)         8,136          4,780
                                        --------       --------       --------
                                        $(38,934)        67,384         28,450
                                        ========       ========       ========
     Year ended December 31, 1999:
        Federal                         $   (650)        (1,197)        (1,847)
        State, local and foreign              --          1,431          1,431
                                        --------       --------       --------
                                        $   (650)           234           (416)
                                        ========       ========       ========

     Income tax benefit (expense) differs from the amounts computed by applying the federal income tax rate of 35% as a result of the following:

                                                                Years ended December 31,
                                                       -----------------------------------------
                                                         2001             2000            1999
                                                       ---------       ---------       ---------
                                                                   amounts in thousands
     Computed "expected" tax (expense) benefit         $ 223,270          50,893         (23,687)
     State and local income taxes, net of federal
        income tax benefit                                15,928           4,686             931
     Amortization of goodwill                            (13,326)         (5,994)             --
     Tax benefit from disposal of investment                  --          27,210              --
     Minority interest share of losses                    12,108           5,131              --
     Change in valuation allowance                      (202,732)        (59,221)         15,695
     Other                                                   404           5,745           6,645
                                                       ---------       ---------       ---------
                                                       $  35,652          28,450            (416)
                                                       =========       =========       =========

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are presented below:

                                                                                  December 31,
                                                                            -------------------------
                                                                              2001            2000
                                                                            ---------       ---------
                                                                            amounts in thousands
     Deferred tax assets:
         Capital and net operating loss carryforwards and tax credits       $ 190,714         263,998
         Investments                                                          181,261              --
         Future deductible amounts principally due to accruals
           deductible in later periods                                          4,921          18,508
                                                                            ---------       ---------
           Total deferred tax assets                                          376,896         282,506
         Valuation allowance                                                 (359,809)       (157,077)
                                                                            ---------       ---------
           Net deferred tax assets                                             17,087         125,429
     Deferred tax liabilities:
         Property and equipment                                                18,106           3,259
         Intangible assets                                                     24,610          43,144
         Investments                                                               --         107,753
         Future taxable amounts principally due to accruals recognized
           for tax purposes                                                     1,540           1,667
                                                                            ---------       ---------
             Net deferred tax liabilities                                   $  27,169          30,394
                                                                            =========       =========

     The valuation allowance for deferred tax assets as of December 31, 2001 and 2000 was $359,809,000 and $157,077,000, respectively. Such balances increased $202,732,000 and $59,221,000 from December 31, 2000 and 1999, respectively. The 2000 decrease includes a decrease of $114,628,000 included in additional paid-in capital.

     The Company has analyzed the sources and expected reversal periods of its deferred tax assets. The Company believes that the tax benefits attributable to deductible temporary differences will be realized to the extent of future reversals of existing taxable temporary differences.

     At December 31, 2001, the Company had capital and net operating loss carry forwards for income tax purposes aggregating approximately $473,431,000 of which, if not utilized to reduce taxable income in future periods, $206,996,000 expire in 2012, $106,824,000 expire in 2018, $6,410,000 expire in 2019, and $80,067,000 expire in 2020 and $73,134,000 expire in 2021. In addition, alternative minimum tax credit carryforwards of approximately $5,759,000 at December 31, 2001 are available to offset future regular federal and state liabilities.

(15) EMPLOYEE BENEFIT PLAN

     On Command is the sponsor of the On Command 401(k) Saving Plan ( the "On Command 401(k) Plan"), which provides employees an opportunity to create a retirement fund by contributing up to 15% of their eligible earnings in several different mutual funds. On Command, by annual resolution of On Command's Board of Directors, generally contributes up to 50% of the amount contributed by employees up to a maximum matching contribution of 4%. Matching contributions made by On Command were approximately $971,000, $1,068,000 and $995,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

(16) COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     The Company leases office space and certain equipment pursuant to noncancelable operating leases. Rental expense under such agreements amounted to $4,430,000, $3,249,000 and $2,168,000 for the years ended
     December 31, 2001, 2000 and 1999, respectively.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     Future minimum annual payments under non-cancelable operating leases at December 31, 2001 are as follows (amounts in thousands):

          Years ending December 31:
                  2002                                         3,774
                  2003                                         2,408
                  2004                                         1,282
                  2005                                           338
                                                            --------
                  Total                                     $  7,802
                                                            ========

     OTHER

     LSAT LLC has guaranteed certain lease obligations of the Sky Latin America businesses through 2015. Such guarantees aggregated approximately $103,926,000 at December 31, 2001. Currently, the Company is not certain of the likelihood of being required to perform under such guarantees.

     On Command is a party to affiliation agreements with programming suppliers. Pursuant to certain of such agreements, On Command is committed to carry such suppliers' programming on its video systems. Additionally, certain of such agreements provide for penalties and charges in the event the programming is not carried or not delivered to a contractually specified number of rooms.

     The Company has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

(17) INFORMATION ABOUT OPERATING SEGMENTS

     LSAT identifies its reportable segments as those consolidated subsidiaries that represent 10% or more of its combined revenue and those equity method affiliates whose share of earnings or losses represent 10% or more of its pre-tax earnings or loss. Subsidiaries and affiliates not meeting this threshold are aggregated together for segment reporting purposes. The segment presentation for prior periods has been conformed to the current period segment presentation.

     For the year ended December 31, 2001, LSAT had three operating segments: On Command, Astrolink and Other. On Command provides in-room, on-demand video entertainment and information services to hotels, motels and resorts primarily in the United States and is majority owned and consolidated by LSAT. Astrolink, an equity method affiliate, plans to construct and operate a telecom network using Ka-band geostationary satellites to provide broadband data communications services. Other includes LSAT's non-consolidated investments, corporate and other consolidated businesses not representing separately reportable segments.

     The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant accounting policies. LSAT evaluates performance based on the measures of revenue and operating cash flow (as defined by LSAT). LSAT believes operating cash flow is a widely used financial indicator of companies similar to LSAT and its affiliates, which should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles. LSAT generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     LSAT's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology, distribution channels and marketing strategies.

     LSAT utilizes the following financial information for purposes of making decisions about allocating resources to a segment and assessing a segment's performance:

                                                                         Equity
                                         Consolidated                    method
                                         subsidiary -                   affiliate -
                                         On Command         Other        Astrolink        Eliminations        Total
                                         ------------      -------      ------------      ------------      ---------
                                                                       amounts in thousands
     PERFORMANCE MEASURES:

     Year ended December 31, 2001
         Revenue                           239,409          14,978               --               --          254,387
         Operating cash flow                43,652         (11,797)         (65,930)          65,930           31,855

     Year ended December 31, 2000
         Revenue                           200,416          17,857               --               --          218,273
         Operating cash flow                48,806           2,502          (31,431)          31,431           51,308

     Year ended December 31, 1999
         Revenue                                --              --               --               --               --
         Operating cash flow                    --          (5,287)              --               --           (5,287)

                                                                         Equity
                                         Consolidated                    method
                                         subsidiary -                   affiliate -
                                         On Command         Other        Astrolink        Eliminations        Total
                                         ------------      -------      ------------      ------------      ---------
                                                                       amounts in thousands
     BALANCE SHEET INFORMATION:

     As of December 31, 2001
         Total assets                      508,571         716,624          559,201         (559,201)       1,225,195
         Investments in affiliates              --          12,158               --               --           12,158

     As of December 31, 2000
         Total assets                      568,844       1,433,927          865,079         (865,079)       2,002,771
         Investments in affiliates              --         280,564               --               --          280,564

              LIBERTY SATELLITE & TECHNOLOGY, INC. AND SUBSIDIARIES
            (A Consolidated Subsidiary of Liberty Media Corporation)

                   Notes to Consolidated Financial Statements


     The following table provides a reconciliation of segment operating cash flow to earnings (loss) before income taxes and minority interest:

                                                                       Year Ended December 31,
                                                             -----------------------------------------
                                                                2001            2000            1999
                                                             ---------       ---------       ---------
                                                                           amounts in thousands
     Segment operating cash flow                             $  31,855          51,308          (5,287)
     Stock compensation                                           (268)          3,115          (6,873)
     Depreciation and amortization                            (172,326)       (135,312)            (23)
     Interest expense                                          (47,477)        (34,843)           (140)
     Share of losses of affiliates                            (424,247)         (7,251)             --
     Nontemporary declines in fair value of investments        (96,438)         (9,860)             --
     Unrealized gain (losses) on financial instruments          38,891         (14,426)             --
     Other, net                                                 (2,251)        (13,218)         80,001
                                                             ---------       ---------       ---------
     Earnings (loss) before income taxes and minority
          interest                                           $(672,261)       (160,487)         67,678
                                                             =========       =========       =========

(18) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                   1st              2nd           3rd             4th
                                                                 Quarter          Quarter        Quarter         Quarter
                                                               ----------        ---------       -------         -------
                                                                                  amounts in thousands,
                                                                                except per share amounts
     2001:
          Revenue                                              $   67,750           69,250        61,747          55,640
          Operating loss                                       $  (30,720)         (42,841)      (34,835)        (32,343)
          Net loss                                             $  (66,731)        (193,171)      (29,545)       (312,816)
          Basic and diluted loss per common share              $    (1.61)           (4.67)        (0.71)          (7.53)

     2000:
          Revenue                                              $       90           71,456        82,093         64,634
          Operating loss                                       $   (3,529)         (21,278)      (25,454)       (30,628)
          Net loss                                             $   (3,337)         (45,034)      (22,727)       (45,861)
          Basic and diluted loss per common share              $    (0.47)           (1.09)        (0.55)         (1.11)